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Exhibit 10.29

AMENDMENT NO. 2 TO WARRANT

        This Amendment No. 2 to Warrant is made and entered into as of the 30th day of December, 2005, by and among Digital Generation Systems, Inc., a Delaware corporation (the "Corporation"), and Omar A. Choucair ("Choucair").

        WHEREAS, the Corporation and Choucair entered into that certain Common Stock Purchase Warrant, dated as of August 25, 2003, as amended by that certain Amendment No. 1 to Warrant dated on or about June 24, 2004 (the "Warrant"); and

        WHEREAS, the Corporation and Choucair wish to amend the terms of the Warrant as described herein;

        NOW, THEREFORE, in consideration of the mutual promises, benefits and covenants herein contained, the Corporation and Choucair hereby agree as follows:

        1.     Unless otherwise defined, all capitalized terms used herein shall have the meaning ascribed to them in the Warrant. All references to Section herein shall be to Sections of the Warrant.

        2.     The first sentence of Section 7 in the Warrant shall read as follows:

    "This Warrant shall expire and be void at the earlier of (i) the close of business on December 31, 2010 or (ii) the closing of an offering of shares of the Company's capital stock to the public at any time after the date of this Warrant pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended."

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Warrant as of the date first above written.

DIGITAL GENERATION SYSTEMS, INC.
By:	/s/ SCOTT K. GINSBURG
Scott K. Ginsburg Chief Executive Officer
CHOUCAIR:
/s/ OMAR A. CHOUCAIR Omar A. Choucair, individually

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  Exhibit 10.29
AMENDMENT NO. 2 TO WARRANT